Exhibit 8.1
March 17, 2006
Board of Directors
CapitalSource Inc.
4445 Willard Avenue, 12th Floor
Chevy Chase, MD 20815
     Re: CapitalSource Inc.
Ladies and Gentlemen:
     We are acting as counsel to CapitalSource Inc., a Delaware corporation (the “Company”), in connection with the public offering of up to 10,000,000 shares of the Company’s common stock, par value $0.01 per share, all of which shares (the “Shares”) may be issued and sold by the Company pursuant to the Company’s Dividend Reinvestment and Stock Purchase Plan (the “Plan”) on the terms and conditions set forth in the prospectus supplement dated March 17, 2006 (the “Prospectus Supplement”) and the accompanying prospectus dated December 23, 2005 (together, with the Prospectus Supplement, the “Prospectus”) that form part of the Company’s effective registration statement on Form S-3 (File No. 333-130681) (the “Registration Statement”). In connection with this offering, we have been asked to provide to the Company this legal opinion regarding certain federal income tax matters.
Bases for Opinions
     The opinions set forth in this letter are based on relevant current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations thereunder (including proposed and temporary Treasury Regulations), and interpretations of the foregoing as expressed in court decisions, applicable legislative history, and the administrative rulings and practices of the Internal Revenue Service (the “IRS”), including its practices and policies in issuing private letter rulings, which are not binding on the IRS except with respect to a taxpayer that receives such a ruling, all as of the date hereof. These provisions and interpretations are subject to change by the IRS, Congress and the courts (as applicable), which may or may not be retroactive in effect and which might result in material modifications of our opinions. Our opinions do not foreclose the possibility of a contrary determination by the IRS or a court of competent jurisdiction, or of a contrary position taken by the IRS or the Treasury Department in regulations or rulings issued in the future. In this regard, an opinion of counsel with respect to an issue

Board of Directors
CapitalSource Inc.
March 17, 2006

represents counsel’s best professional judgment with respect to the outcome on the merits with respect to such issue, if such issue were to be litigated, but an opinion is not binding on the IRS or the courts, and is not a guarantee that the IRS will not assert a contrary position with respect to such issue or that a court will not sustain such a position asserted by the IRS.
     In rendering the following opinions, we have examined such statutes, regulations, records, agreements, certificates and other documents as we have considered necessary or appropriate as a basis for the opinions, including, but not limited to, (1) the registration statement of the Company on Form S-3 dated December 23, 2005 (the “Registration Statement,” which term for purposes of this letter includes the prospectus and prospectus supplement of the Company related to the Offering); (2) the discussion under the caption “Material U.S. Federal Income Tax Considerations” contained in the Current Report on Form 8-K filed with the SEC on March 8, 2006, (the “Tax Disclosure”); and (3) certain organizational documents of the Company and certain of its subsidiaries.
     The opinion set forth in this letter is premised on the written representations of the Company contained in a letter to us dated on or about the date hereof (the “Management Representation Letter”) that we have discussed with the Company. For purposes of rendering our opinion, we have not made an independent investigation or audit of the facts set forth in such documents, including the Management Representation Letter, the Registration Statement and the Tax Disclosure. We consequently have relied upon the representations and statements of the Company as described in the Management Representation Letter, the Registration Statement and the Tax Disclosure, and assumed that the information presented in such documents or otherwise furnished to us is accurate and complete in all material respects. We are not aware, however, of any material facts or circumstances contrary to, or inconsistent with, the representations and statements we have relied upon as described herein, or other assumptions set forth herein.
     In this regard, we have assumed with your consent the following:
     (i) that (A) all of the factual representations and statements set forth in the documents that we reviewed, including the Management Representation Letter, the Registration Statement and the Tax Disclosure (collectively, the “Reviewed Documents”) are true, correct, and complete as of the date hereof, (B) any representation or statement made as a belief or made “to the knowledge of” or similarly qualified is correct and accurate, without such qualification, (C) each agreement described in the Reviewed Documents is valid and binding in accordance with its terms, and (D) each of the obligations of the Company and its subsidiaries described in the Reviewed Documents has been or will be performed or satisfied in accordance with its terms;
     (ii) that all of the representations and statements set forth in the documents (including, without limitation, the Tax Disclosure and the Management Representation Letter) we reviewed

Board of Directors
CapitalSource Inc.
March 17, 2006

are true and correct; any and all representations and statements made to us or in the Management Representation Letter are true and accurate without regard to such qualification; and all of the obligations imposed by any such documents on the parties thereto, including obligations imposed under the Company’s articles of incorporation, have been performed or satisfied in accordance with their terms at all times through and including the date hereof;
     (iii) the genuineness of all signatures, the proper execution of all documents, the authenticity of all documents submitted to us as originals, the conformity to originals of documents submitted to us as copies, and the authenticity of the originals from which any copies were made; and
     (iv) that any documents as to which we have reviewed only a form were or will be duly executed without material changes from the form reviewed by us.
     Any material variation or difference in the facts from those set forth in the documents that we have reviewed and upon which we have relied (including, in particular, Management Representation Letter, the Registration Statement and the Tax Disclosure) may adversely affect the conclusions stated herein.
Opinions
     Based upon, subject to, and limited by the assumptions and qualifications set forth herein, including, without limitation, the discussion in the next two paragraphs below, we are of the opinion that:
     (1) the Company is organized in conformity with the reqirements for qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes and the Company’s proposed method of organization and operation (as described in the Management Representation Letter, the Registration Statement and the Tax Disclosure) will enable it to qualify as a REIT for its taxable year ending December 31, 2006; and
     (2) the portions of the discussion in the Tax Disclosure that describe applicable U.S. federal income tax law are correct in all material respects as of the date hereof.
     The Company’s qualification and taxation as a REIT under the Code will depend upon its ability to meet on an ongoing basis (through actual annual operating results, distribution levels, diversity of share ownership and otherwise) the various qualification tests imposed under the Code, which are described in the Tax Disclosure. We have not undertaken at this time to review the Company’s compliance with these requirements on a continuing basis, nor will we do so in the future. Accordingly, no assurance can be given that the actual results of the Company’s

Board of Directors
CapitalSource Inc.
March 17, 2006

operations, the sources of its income, the nature of its assets, the level of its distributions to shareholders and the diversity of its share ownership for any given taxable year will satisfy the requirements under the Code for qualification and taxation as a REIT.
     More specifically, in order to qualify as a REIT for 2006, 75% of the Company’s total assets must be comprised of “real estate assets” (as that term is used for purposes of Section 856(c) of the Code) and limited other assets specified in the Code as of the close of business on March 31, 2006, and at the close of each subsequent calendar quarter of 2006 and at least 75% of the Company’s gross income for 2006 must be from certain specified “real estate” sources, including interest on mortgage loans. The Company’s ability to comply with this requirement is entirely dependent on the Company acquiring and owning (for U.S. federal income tax purposes) on the relevant dates “real estate assets” with an aggregate value equal to, or in excess of, 75% of its “total assets” and owning throughout 2006 assets that will produce sufficient “real estate” gross income to satisfy the 75% gross income test. The value of the assets that the Company currently owns or will own on March 31, 2006, cannot be known with certainty as of the date hereof. Moreover, as of the date hereof, we have not reviewed all assets that will be owned by the Company on March 31, 2006. Similarly, the gross income that the Company’s assets will produce for 2006, and the nature of that income, cannot be known with certainty as of the date hereof. Accordingly, the accuracy of our opinion is entirely dependent on the Company’s representations contained in the Management Representation Letter regarding the anticipated value and composition of its assets as of March 31, 2006, and as of the close of subsequent calendar quarters and the nature and sources of its income for 2006.
     This opinion letter addresses only the specific federal income tax matters set forth above and does not address any other federal, state, local or foreign tax issues. In particular, we have not offered and are not offering any opinion regarding any U.S. federal income tax matters arising on or prior to December 31, 2005. This opinion letter has been prepared for your use in connection with the filing by the Company of the Registration Statement, and speaks as of the date hereof. This opinion letter should not be relied upon by any person other than you or for any other purpose. We assume no obligation by reason of this opinion letter to advise you of any changes in our opinions subsequent to the delivery of this opinion letter but agree to do so from time to time upon specific request from you for an update or confirmation.

Board of Directors
CapitalSource Inc.
March 17, 2006

     We consent to the filing of this opinion letter as Exhibit 8.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus forming a part thereof. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.

Very truly yours,

Hogan & Hartson L.L.P.